UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 12, 2015 (June 10, 2015)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Arlington Asset Investment Corp. (the “Company”) held its annual meeting of shareholders on June 10, 2015. At the annual meeting, the shareholders voted on (i) the election of Eric F. Billings, Daniel J. Altobello, Daniel E. Berce, David W. Faeder, Peter A. Gallagher, Ralph S. Michael, III, Anthony P. Nader, III and J. Rock Tonkel, Jr. to the Company’s Board of Directors for one-year terms expiring at the 2016 annual meeting of shareholders, and (ii) a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015. The shareholders elected all eight nominees for director and approved the ratification of the appointment of PricewaterhouseCoopers LLP.

The full results of the matters voted on at the annual meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee for Director	For	Withheld	Broker Non-Votes
Eric F. Billings	7,568,191	407,781	11,209,857
Daniel J. Altobello	7,553,616	422,356	11,209,857
Daniel E. Berce	7,498,030	477,942	11,209,857
David W. Faeder	7,561,703	414,269	11,209,857
Peter A. Gallagher	7,469,610	506,362	11,209,857
Ralph S. Michael, III	7,489,551	486,421	11,209,857
Anthony P. Nader, III	7,552,650	423,322	11,209,857
J. Rock Tonkel, Jr.	7,558,774	417,198	11,209,857

Proposal No. 2 — Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
18,615,275	240,724	329,830	*

*	No broker non-votes arose in connection with Proposal No. 2, due to the fact that the matter was considered “routine” under NYSE rules.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: June 12, 2015
	By:	/s/ Richard E. Konzmann
	Name:	Richard E. Konzmann
	Title:	Executive Vice President, Chief Financial Officer and Treasurer